Exhibit 99.1

B. Riley Principal Merger Corp. Receives Continued Listing Standard Notice from NYSE

NEW YORK, August 23, 2019 /PRNewswire/ — B. Riley Principal Merger Corp. (NYSE: BRPM, BRPM WS, BRPM.U) (the “Company”) announced today that, on August 20, 2019, the Company was notified by the New York Stock Exchange (the “NYSE”) that the Company is not currently in compliance with the NYSE’s continued listing standard which requires listed companies to maintain a minimum of 300 public stockholders on a continuous basis.

The Company has 45 days to respond with a business plan that demonstrates how it expects to return to compliance with the minimum public stockholders requirement within 18 months of its receipt of the notice. The Company expects to satisfy the minimum public stockholder requirement upon consummation of its initial business combination and intends to submit a business plan to return to compliance with the minimum public shareholders requirement within the required timeframe.

The Company anticipates it will consummate its initial business combination prior to the expiration of the 18-month cure period. The notice does not affect the Company’s business operations or the listing of the Company’s securities.

The Company’s Class A common stock, warrants and units, which trade under the symbols “BRPM,” “BRPM WS” and “BRPM.U,” respectively, will continue to trade on the NYSE during the cure period, subject to the Company’s compliance with other applicable continued listing standards, and will bear the indicator “.BC” on the consolidated tape to indicate its current noncompliance.

About B. Riley Principal Merger Corp.

B. Riley Principal Merger Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic region, the Company intends to focus on established businesses with an aggregate enterprise value of approximately $300 million to $1 billion that would benefit from access to public markets and the operational and strategic expertise of the Company’s management team and board of directors. For further information, visit the Company’s website at www.brileymergercorp.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to the Company’s ability to consummate an initial business combination, the Company’s intention to submit a business plan to return to compliance with the NYSE’s minimum public stockholders requirement within the required timeframe and the Company’s ability to comply with such plan and the NYSE’s continued listing standards. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the “Risk Factors” section of the Company’s final prospectus for its initial public offering and in its other prior and future filings with the U.S. Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Daniel Shribman

dshribman@brileyfin.com

(212) 457-3300

Media

Jo Anne McCusker

jmccusker@brileyfin.com

(646) 885-5425